UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                             ----------------------



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported):   February 27, 1998


                                MITEL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            CANADA                        1-8139                  NONE
-------------------------------    ---------------------   -------------------
(State or other jurisdiction of    (Commission File No.)    (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                350 Legget Drive
                 P.O. Box 13089
             Kanata, Ontario, Canada                K2K 1X3
             -----------------------          -------------------
              (Address of principal              (Postal Code)
               executive offices)


       Registrant's telephone number, including area code: (613) 592-2122
       ------------------------------------------------------------------

Item 7.           Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired.

                  (1) Combined Balance Sheets for the four affiliated entities acquired which, together with their respective subsidiaries, comprise the Plessey Semiconductors Group ("Plessey") as of March 31, 1997 and 1996 and the related Combined Statements of Profit and Loss Accounts and Cash Flows for each of the three years in the period ended March 31, 1997 and Report of Independent Accountants. See page 4.

                  (2) Unaudited Combined Balance Sheet for Plessey as of December 31, 1997, and the related unaudited Combined Statements of Profit and Loss Accounts and Cash Flows for the nine months ended December 31, 1997 and 1996. See page 29.

         (b)      Pro Forma Financial Information.

                  The following unaudited Pro Forma Condensed Financial Statements, prepared in accordance with Canadian generally accepted accounting principles, are filed with this report:

                  (1) Mitel Corporation Pro Forma Condensed Consolidated Balance Sheet (unaudited) as at December 26, 1997. See page 34.

                  (2) Mitel Corporation Pro Forma Condensed Consolidated Statement of Income (unaudited) for the nine months ended December 26, 1997. See page 35.

                  (3) Mitel Corporation Pro Forma Condensed Consolidated Statement of Income (unaudited) for the year ended March 28, 1997. See page 36.

                  (4) Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited). See pages 37 through 40.

                  The unaudited Pro Forma Condensed Consolidated Balance Sheet as at December 26, 1997 is based upon the consolidated financial statements of Mitel Corporation as at December 26, 1997, and the combined financial statements of Plessey as at December 31, 1997, adjusted to give effect to Mitel Corporation's acquisition of 100 percent of the outstanding share capital of Plessey as if it had occurred on December 26, 1997.

                  The unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended December 26, 1997 and for the year ended March 28, 1997 are based upon the consolidated financial statements of Mitel Corporation for the nine months ended December 26, 1997 and for the year ended March 28, 1997, respectively, and the combined financial statements of Plessey for the nine months ended December 31, 1997 and for the year ended March 31, 1997, adjusted to give effect to Mitel Corporation's acquisition of 100 percent of the outstanding share capital of Plessey as if it had occurred on March 30, 1996.

                  The Pro Forma Condensed Consolidated financial statements should be read in conjunction with the consolidated financial statements contained in the Annual Report on Form 10-K for the year ended March 28, 1997, including the notes thereto, of Mitel Corporation and with the combined financial statements of Plessey for the year ended March 31, 1997. The combined financial statements of Plessey are included in this Current Report on Form 8-K/A.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 MITEL CORPORATION
                                  (Registrant)





   April 22, 1998                              /s/ Jean-Jacques Carrier
   --------------                              ---------------------------
   Date                                        Jean-Jacques Carrier
                                               Vice President of Finance
                                               and Chief Financial Officer

PLESSEY SEMICONDUCTORS GROUP
COMBINED FINANCIAL STATEMENTS
31 MARCH 1997, 1996 AND 1995
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS
To the Board of Directors and Shareholders of Plessey Semiconductors Limited

We have audited the accompanying combined balance sheets of Plessey Semiconductors Group comprising certain subsidiaries of The General Electric Company p.l.c. (GEC), as of March 31, 1997 and 1996 and the related combined profit and loss accounts, statements of total recognised gains and losses and statements of cash flows for each of the years in the three year period ended March 31, 1997 all expressed in British pounds sterling. These combined financial statements are the responsibility of the Plessey Semiconductors Group management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which do not differ in any significant respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements audited by us present fairly, in all material respects, the financial position of Plessey Semiconductors Group at March 31, 1997 and 1996, and the results of its operations and cash flows for each of the three years in the period ended March 31, 1997 in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of results of operations expressed in British pounds sterling for each of the two years in the period ended March 31, 1997 and the determination of combined invested equity and combined financial position also expressed in British pounds sterling at March 31, 1997 and 1996 to the extent summarised in Note 26 to the combined financial statements.

Plessey Semiconductors Group was formerly owned by GEC and, as disclosed in Note 21 to the combined financial statements, had significant transactions and relationships with GEC and its affiliates.



Price Waterhouse
Bristol, England
22 April 1998

PLESSEY SEMICONDUCTORS GROUP
COMBINED PROFIT AND LOSS ACCOUNTS
FOR THE YEARS ENDED 31 MARCH 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                                   1997                 1996                 1995
                                                                                   ----                 ----                 ----
                                                                NOTES          (pound)000            (pound)000          (pound)000
                                                                -----          ----------            ----------          ----------
Turnover - Continuing operations                                1 & 2             215,693              241,085              204,174

Change in stocks of finished goods and
work-in-progress                                                                   (1,518)              (3,175)              (1,218)

Raw materials and consumables                                                     (43,605)             (49,720)             (37,364)

Staff costs                                                       5               (75,344)             (78,841)             (70,509)

Depreciation                                                                      (24,590)             (20,476)             (20,644)

Hire of plant and machinery                                                        (1,396)                (884)                (882)

Other operating charges                                                           (62,658)             (67,984)             (61,614)
                                                                               -----------------------------------------------------
Operating profit - continuing operations                       2 & 3                6,582               20,005               11,943
Net interest receivable                                          4                    743                  573                  482
                                                                               -----------------------------------------------------
Profit on ordinary activities before taxation                                       7,325               20,578               12,425
Taxation                                                         7                 (1,696)              (7,669)              (4,831)
                                                                               -----------------------------------------------------
Profit for the year                                             15                  5,629               12,909                7,594
Dividends paid                                                                         --                   --               (1,926)
                                                                               -----------------------------------------------------
Retained profit for the year                                                        5,629               12,909                5,668
                                                                               -----------------------------------------------------

COMBINED STATEMENT OF TOTAL
RECOGNISED GAINS AND LOSSES

Profit for the year attributable to shareholders                                    5,629               12,909                7,594
Exchange differences on translation of net
assets                                                                             (3,235)                 850                 (418)
                                                                               -----------------------------------------------------
Total gains recognised                                                              2,394               13,759                7,176
                                                                               -----------------------------------------------------

PLESSEY SEMICONDUCTORS GROUP
COMBINED BALANCE SHEETS
AS AT 31 MARCH 1997 AND 1996
--------------------------------------------------------------------------------

                                                                         1997       1996
                                                                         ----       ----
                                                               NOTES  (pound)000  (pound)000
                                                               -----  ----------  ----------

Tangible Fixed Assets                                            8     182,343     176,205

Current Assets

Stocks                                                          10      34,928      34,536
Debtors                                                         11      56,912      71,734
Cash at bank and in hand                                                22,061      14,082
                                                                    -------------------------
                                                                       113,901     120,352
                                                                    -------------------------
Current Liabilities

Creditors: amounts falling due within one year                  12    (130,803)   (134,456)

                                                                    -------------------------
Net Current Liabilities                                                (16,902)    (14,104)
                                                                    -------------------------

Total Assets Less Current Liabilities                                  165,441     162,101

Creditors: amounts falling due after more than one year         13     (11,093)    (12,689)

Provisions for liabilities and charges                          14     (20,471)    (17,929)

                                                                    -------------------------
                                                                       133,877     131,483
                                                                    =========================


Invested equity                                                 15     133,877     131,483
                                                                    =========================

PLESSEY SEMICONDUCTORS GROUP
COMBINED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED 31 MARCH 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                                     1997                1996             1995
                                                                                     ----                ----             ----
                                                                       NOTES       (pound)000         (pound)000          (pound)000
                                                                       -----       ----------         ----------          ----------
Net cash inflow from operating activities                               22           32,298              38,818              34,706

Returns on investments and servicing
of finance

Interest received                                                                     1,389               1,411               1,212
Interest paid                                                                            --                 (13)                 --

Interest element of finance lease rental payments                                      (656)               (828)               (769)

                                                                                ----------------------------------------------------
Net cash inflow from returns on investment
and servicing of finance                                                                733                 570                 443

Taxation                                                                                375              (2,218)             (2,369)

Capital expenditure and financial investment

Purchase of tangible fixed assets                                                   (40,820)            (89,530)            (39,231)
Sale of tangible fixed assets                                                         1,292               5,512                 287

                                                                                ----------------------------------------------------
Net cash (outflow) from capital expenditure
and financial investment                                                            (39,528)            (84,018)            (38,944)

Equity dividends paid                                                                    --                  --              (1,926)

Financing


Capital element of finance lease rental payments                                     (1,467)             (1,359)             (1,219)

Parent company transactions, net                                        16           (9,523)             50,782               6,110

                                                                                ----------------------------------------------------
Net cash (outflow)/inflow from financing                                            (10,990)             49,423               4,891

                                                                                ----------------------------------------------------
(Decrease)/increase in cash in the year                              23 & 24        (17,112)              2,575              (3,199)
                                                                                ====================================================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

ACCOUNTING POLICIES

The accounting policies adopted by the Plessey Semiconductors Group are set out below and have been consistently applied throughout the period.

(a)   ACCOUNTING CONVENTION

      The financial statements are prepared under the going concern concept and the historical cost convention and in accordance with applicable accounting standards generally accepted in the United Kingdom.

(b)   BASIS OF PREPARATION

      For the period covered by these combined financial statements, Plessey Semiconductors Group ("PSL Group") was part of The General Electric Company p.l.c. ("GEC" or "GEC Group"). PSL Group comprises Plessey Semiconductors Limited, its direct subsidiaries and other GEC Group subsidiaries developing, manufacturing and marketing semiconductor products. Each of the companies is a legal entity and, where required to do so, prepares single company statutory accounts according to the legislation requirements of its country of registration or incorporation.

      The operations of PSL Group were previously reported as part of the financial statements of GEC. Under the terms of the acquisition of PSL Group (see Note 25), Mitel Corporation has acquired the whole of GEC Group's holdings of the issued share capital of the companies comprising the PSL Group.

      These combined financial statements present information about the PSL Group on a combined basis. All material intercompany accounts and transactions have been eliminated in arriving at the combined financial statements.

      The combined cash flow statement presented above has been drawn up for the purposes of these combined financial statements under Financial Reporting Standard No. 1 (Revised 1996).

      Subsidiary Undertakings

      An undertaking is considered to be a subsidiary where the PSL Group exercises dominant influence over the operations of the undertaking. The accounts of subsidiary undertakings acquired are included in Group figures from the dates of acquisition.

      Purchased Goodwill

      Goodwill incurred and written off on the original formation of PSL in 1990 is included within these combined financial statements (see Note 15).

      Goodwill arising on consolidation

      Goodwill arising on consolidation is eliminated against reserves.

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(c)   RELATED PARTY TRANSACTIONS

      As part of GEC, PSL Group received tax, treasury and other administrative and support services from GEC Group and also participated in "The GEC 1972 Plan" pension scheme and employee share option schemes.

      Further information about such relationships and transactions is given in
      Note 21.

(d)   FOREIGN CURRENCY RISK MANAGEMENT

      PSL Group has utilised the central treasury functions of the GEC Group in managing its cash and borrowings and in hedging its asset and transaction foreign exchange exposures as part of the GEC Group's overall treasury management strategy.

      For the purpose of these combined financial statements, where this hedging strategy has generated profits or losses within the records of GEC Group which relate to PSL Group, these have been included in the results of PSL Group on a specific transaction basis.

(e)   RESEARCH AND DEVELOPMENT

      All expenditure associated with research, engineering, product design and product development is charged against income as incurred, except where it is chargeable to and recoverable from the customer under agreed contract terms.

(f)   TANGIBLE FIXED ASSETS

      Tangible fixed assets are shown at cost at 1 October 1989, being the date from which the business, as later transferred to PSL Group, was acquired by GEC, with additions at cost and depreciation arising after that date.

      Depreciation is provided mainly on the straight line method over the estimated useful lives of the fixed assets. Items in capital work-in-progress are not depreciated until they are brought into use.

      The annual depreciation rates used for the major categories of asset are as follows:

                  Buildings - Freehold                    2% - 4%
                  Buildings - Leasehold                   4%
                  Plant and machinery                    10% - 20%
                  Fixtures and fittings                  20%
                  Motor vehicles                         25%

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(g)   GOVERNMENT GRANTS

      Capital grants receivable are recorded separately from the cost of the asset as deferred credits. Amounts are released to the profit and loss account in line with the depreciation charge. Revenue grants are taken to the profit and loss account in line with costs incurred.

(h)   OBLIGATIONS UNDER LEASE AGREEMENTS

      Where assets are financed by leasing agreements that give rights approximating to ownership ('finance leases'), the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor.

      Depreciation on the relevant assets is charged to the profit and loss account.

      Lease payments are treated as consisting of capital and interest elements, and the interest is charged to the profit and loss account using the annuity method.

      All other leases are 'operating leases' and the annual rentals are charged to the profit and loss account as incurred.

(i)   STOCKS

      Stocks are stated at the lower of cost and net realisable value, where cost is determined on the principle of first in first out. The cost of products manufactured by the PSL Group consists of direct material and labour costs, together with the relevant production overheads.

(j)   TAXATION

      These financial statements present PSL Group's UK corporation tax charge on a basis which reflects the benefit of Advance Corporation Tax surrendered from GEC p.l.c. and amounts receivable from GEC Group companies for Group relief in respect of the surrender of tax losses.

      Provision is made for deferred tax timing differences between the treatment of certain items for taxation and accounting purposes to the extent that it is probable that a liability will crystallise in the foreseeable future.

(k)   FOREIGN CURRENCIES

      The trading results of foreign operations are translated into sterling at average rates of exchange ruling through the relevant period. The net assets of foreign operations are expressed in sterling at the rates of exchange ruling at the balance sheet date.

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Differences on exchange arising from the translation of both the opening net assets of foreign operations and of the trading results of foreign operations to closing rates of exchange are taken to reserves.

      Other assets and liabilities denominated in foreign currencies are expressed at the rates of exchange ruling at the balance sheet date. Profits or losses due to currency fluctuations, including those arising on the settlement of day to day transactions, are dealt with through the profit and loss account.

      Key rates used are as follows:

                                           Average                                    Year end
                                           -------                                    --------
(pound)1.00 =                1997           1996           1995          1997           1996           1995
                             ----           ----           ----          ----           ----           ----
US Dollar                   1.586          1.568          1.558          1.63           1.53           1.629
French Franc                8.309          7.72           8.34           9.21           7.67           7.81
German Marks                2.455          2.228          2.424          2.73           2.25           2.23
Italian Lira                2471           2532           2497           2728           2394           2764

(l)   PENSIONS

      Certain PSL Group employees are members of "The GEC 1972 Plan" pension scheme (a defined benefit plan), contributions to which are assessed by a qualified actuary based on the cost of providing pensions across all participating GEC Group companies (see Note 19). Pension costs for these schemes have been charged to the profit and loss account based on the cash contributions payable in the period.

(m)   TURNOVER

      Turnover comprises net sales to customers, including other GEC Group companies, exclusive of Value Added Tax.

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    Turnover

      Analysis of territorial turnover by destination:

                                       1997            1996            1995
                                       ----            ----            ----
                                    (pound)000      (pound)000      (pound)000
                                    ----------      ----------      ----------

UK                                    41,199          45,569          43,517
Continental Europe                    57,928          89,586          65,025
The Americas                          66,146          54,271          45,131
Asia                                  49,103          49,810          48,690
Rest of World                          1,317           1,849           1,811
                                   --------------------------------------------
                                     215,693         241,085         204,174
                                   ============================================

      The Group operates in a single class of business, the manufacture of semiconductors.

2.    Segmental Analysis

      Analysis of operating profit, turnover and net assets by territory of origin:

                                           Operating                                                                Net assets at
                                           ---------                                                                -------------
                                             Profit                                 Turnover                          31 March
                                             ------                                 --------                          --------
                                 1997         1996         1995        1997           1996          1995          1997          1996
                                 ----         ----         ----        ----           ----          ----          ----          ----
                           (pound)000    (pound)000   (pound)000   (pound)000    (pound)000    (pound)000    (pound)000   (pound)000
                           ----------    ----------   ----------   ----------    ----------    ----------    ----------   ----------
UK                             (4,530)       16,535        6,296      181,345       207,684       174,535       105,813      106,987
Continental
   Europe                       3,233         2,884        2,606       32,593        33,666        31,865        12,279       14,091
The Americas                    7,761           427        2,920       70,359        60,115        53,427        15,285        9,909
Asia                              117           159          121           --            --            --           500          496
Intracompany                       --            --           --      (68,604)      (60,380)      (55,653)           --           --
                           ---------------------------------------------------------------------------------------------------------
                                6,582        20,005       11,943      215,693       241,085       204,174       133,877      131,483
                           =========================================================================================================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.    Profit on ordinary activities before taxation

                                                          1997           1996            1995
                                                          ----           ----            ----
                                                       (pound)000     (pound)000      (pound)000
                                                       ----------     ----------      ----------
Profit on ordinary activities before taxation is
stated after charging:

Depreciation on owned assets                             23,917          21,598          19,578
Depreciation on assets held under finance leases            883             946           1,105
Profit on sale of fixed assets                             (210)         (2,068)            (39)
Auditors' remuneration
       - Audit work                                         172             174             177
       - Non audit work (PSL auditors)                        3              14              --
Operating leases:
       - Plant and machinery                                702             715             848
       - Other (land and buildings)                       2,203           1,983           1,994
Research & development (see Note 6)                      51,632          46,610          38,004
And after crediting:
       - Government grants                                  129             129             129
                                                      ===========================================

4.    Net interest receivable/(payable)

                                                 1997           1996           1995
                                                 ----           ----           ----
                                              (pound)000     (pound)000     (pound)000
                                              ----------     ----------     ----------
Interest receivable from deposits/loans         1,399          1,414          1,251
Interest payable on finance leases               (656)          (828)          (764)
Other interest payable                             --            (13)            (5)
                                              ----------------------------------------
                                                  743            573            482
                                              ========================================

      The above interest figures are not necessarily reflective of what the interest costs would have been, or will be in the future, on a stand-alone basis outside GEC.

5.    Employees and Directors

                                             1997           1996            1995
                                             ----           ----            ----
                                       (pound)000     (pound)000      (pound)000
                                       ----------     ----------      ----------
Employees Staff costs comprise:
      Wages and salaries                   67,561         71,090          64,835
      Social security costs                 6,156          6,220           5,586
      Pension Costs - UK (Note 19)          1,613          1,702              --
                    - Overseas                 14           (171)             88
                                      ------------------------------------------
                                           75,344         78,841          70,509
                                      ==========================================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The average weekly number of persons                    1997         1996         1995
(including directors) employed by the group was         ----         ----         ----
as follows:
      Employed in the UK                               2,549        2,813        2,775
      Employed outside the UK                            291          329          320
                                                       -------------------------------
                                                       2,840        3,142        3,095
                                                       ===============================

Directors

One of PSL's two directors is paid by GEC and his details have been excluded as it is impracticable to allocate his remuneration between that earned as a director of PSL and that earned in other capacities.

                                                               1997       1996       1995
                                                               ----       ----       ----
                                                           (pound)000  (pound)000  (pound)000
                                                           ----------  ----------  ----------
The remuneration paid to the other director of PSL was :
Emoluments                                                       96         93         77
Pension Contribution                                              5          5         --
                                                           ----------------------------------
                                                                101         98         77
                                                           ==================================

Share Options

Employees of the Company with more than two years' service may participate in the GEC Employee Savings-Related Share Option Schemes and certain managers are included in the GEC Managers' 1984 Share Option Scheme.

Under the terms of the GEC Managers' 1984 Share Option Scheme the Directors of PSL had the following options outstanding in respect of ordinary shares of 5p each in GEC:


                            31 March 1997       31 March 1996     31 March 1995
                            -------------       -------------     -------------
T Urwin                         80,000            80,000            80,000
A P Gallagher                   34,000            34,000            34,000

No options were granted to or exercised by the Directors during the above years under the GEC Managers' 1984 Share Option Scheme.

The options are exercisable normally during the years 1997 to 2004 at a subscription price of 328p per share. The options were exercised in March 1998 and December 1997, respectively.

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.    Research and Development

      The operating profit for the year is stated after charging the net of the following research and development expenditure and associated income:

                                                    1997            1996           1995
                                                    ----            ----           ----
                                                (pound)000       (pound)000     (pound)000
                                                ----------       ----------     ----------
      Research and development expenditure         58,887          56,896          48,695
      Grants receivable                            (3,504)         (3,766)         (6,051)
      Private Sector funding                       (3,751)         (6,520)         (4,640)
                                                ------------------------------------------
                                                   51,632          46,610          38,004
                                                ==========================================

7.    Taxation

                                                        1997           1996           1995
                                                        ----           ----           ----
                                                    (pound)000      (pound)000     (pound)000
                                                    ----------      ----------     ----------
      UK taxation:
      Corporation tax credit/(charge) at 33%           5,274          1,124         (2,018)
      Relief for overseas taxation                     1,170             --             --
      Deferred taxation                               (4,915)        (6,847)          (847)
      Over/(under) provision in previous years
         - Corporation tax                               714            641            252
         - Deferred tax                                 (142)          (160)         1,059
                                                    -----------------------------------------
                                                       2,101         (5,242)        (1,554)
      Overseas taxation (charge)/credit               (3,797)        (2,427)        (3,277)
                                                    -----------------------------------------
                                                      (1,696)        (7,669)        (4,831)
                                                    =========================================

      The above tax charges are not necessarily reflective of what the tax charges would have been, or will be in the future, on a stand-alone basis outside GEC.

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.    Tangible fixed assets

                                      Freehold         Leasehold       Leasehold           Plant          Fixtures
                                       Land &           Land &           Land &              &               &
                                      Buildings        Buildings       Buildings         Machinery        Fittings           Total
                                                       >50 years       <50 years
                                     (pound)000       (pound)000       (pound)000       (pound)000       (pound)000       (pound)000
                                     ----------       ----------       ----------       ----------       ----------       ----------
Cost to the GEC Group

At 1 April 1996                         12,917               37           19,040          250,920           50,176          333,090
Additions                                  824               --               --           23,160            8,271           32,255
Disposals                                  (59)              --             (103)          (2,501)          (2,265)          (4,928)
Reclassifications                        1,149              (37)            (416)          (7,876)           7,212               32
GEC Group Transfers                        (63)              --               --           (8,337)          (2,097)         (10,497)
Exchange adj                                --               --              (17)            (219)            (771)          (1,007)
                                     -----------------------------------------------------------------------------------------------
At 31 March 1997                        14,768               --           18,504          255,147           60,526          348,945
                                     ===============================================================================================

Depreciation
At 1 April 1996                          1,928                5            5,883          115,403           33,666          156,885
Charge for the year                        288               --              863           16,535            7,114           24,800
Disposals                                  (34)              --              (45)          (2,450)          (2,177)          (4,706)
Reclassifications                          833               (5)            (324)          (6,549)           6,077               32
GEC Group Transfers                        (23)              --               --           (7,856)          (1,757)          (9,636)
Exchange adj                                --               --               (8)            (443)            (322)            (773)
                                     -----------------------------------------------------------------------------------------------
At 31 March 1997                         2,992               --            6,369          114,640           42,601          166,602
                                     ===============================================================================================

Net Book Amount
At 31 March 1997                        11,776               --           12,135          140,507           17,925          182,343
                                     ===============================================================================================

At 1 April 1996                         10,989               32           13,157          135,517           16,510          176,205
                                     ===============================================================================================

Of which leased assets are:

At 31 March 1997                            --               --           12,080               44               --           12,124
                                     ===============================================================================================

At 1 April 1996                             --               --           12,997               73               --           13,070
                                     ===============================================================================================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                      Freehold         Leasehold       Leasehold           Plant          Fixtures
                                       Land &           Land &           Land &              &               &
                                      Buildings        Buildings       Buildings         Machinery        Fittings           Total
                                                       >50 years       <50 years
                                     (pound)000       (pound)000       (pound)000       (pound)000       (pound)000       (pound)000
                                     ----------       ----------       ----------       ----------       ----------       ----------
Cost to the GEC Group

At 1 April 1995                          14,223            1,842           18,998         172,313           43,261          250,637
Additions                                    49               --               27          88,435            8,306           96,817
Disposals                                (1,355)          (1,805)              --         (10,115)          (1,525)         (14,800)
Exchange adj                                 --               --               15             287              134              436
                                     -----------------------------------------------------------------------------------------------
At 31 March 1996                         12,917               37           19,040         250,920           50,176          333,090
                                     ===============================================================================================

Depreciation
At 1 April 1995                           2,307              264            4,983         109,393           28,400          145,347
Charge for the year                         275               --              895          14,845            6,529           22,544
Disposals                                  (654)            (259)              --          (9,080)          (1,363)         (11,356)
Exchange adj                                 --               --                5             245              100              350
                                     -----------------------------------------------------------------------------------------------
At 31 March 1996                          1,928                5            5,883         115,403           33,666          156,885
                                     ===============================================================================================

Net Book Amount
At 31 March 1996                         10,989               32           13,157         135,517           16,510          176,205
                                     ===============================================================================================

At 1 April 1995                          11,916            1,578           14,015          62,920           14,861          105,290
                                     ===============================================================================================

Of which leased assets are:

At 31 March 1996                             --               --           12,997              73               --           13,070
                                     ===============================================================================================

At 1 April 1995                              --               --           13,751             138               22           13,911
                                     ===============================================================================================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

9.    PSL Group Undertakings

      The following undertakings are included in the combined financial statements throughout the three years presented; all companies are owned by GEC p.l.c. and those asterisked (*) are 100% subsidiaries of PSL:

                                                                          Nature of                     Country of
                                                                          ---------                     ----------
         Name                                                             Business               %      Incorporation
         ----                                                             --------               -      -------------
         Plessey Semiconductors Limited                                   Electronics           100     Great Britain
         Plessey France S.A *                                             Electronics           100     France
         Plessey GmbH *                                                   Electronics           100     Germany
         Plessey Semiconductors SpA *                                     Electronics           100     Italy
         Plessey Semiconductors Singapore Pte Ltd *                       Electronics           100     Singapore
         GEC Plessey Semiconductors Japan Ltd *                           Electronics           100     Japan
         UK Cablevision Limited *                                         Dormant               100     Great Britain
         GEC Plessey Semiconductors Overseas Limited *                    Electronics           100     Great Britain
         GEC Plessey Semiconductors Inc                                   Electronics           100     USA
         MED SA                                                           Electronics           100     France
         Marconi Electronic Devices Limited                               Dormant               100     Great Britain
         AEI Semiconductors Limited                                       Dormant               100     Great Britain
         PSSY Semiconductors Svenska AB *                                 Dormant               100     Sweden

10.   Stocks

                                                      1997            1996
                                                      ----            ----
                                                   (pound)000      (pound)000
                                                   ----------      ----------

      Raw materials and consumables                  9,896           7,985
      Work in progress                              20,801          22,888
      Finished goods                                 4,231           3,662
                                                   --------------------------
                                                    34,928          34,536
                                                   ==========================

      The carrying value is not materially different from current replacement cost.

11.   Debtors

                                                                      1997                1996
                                                                      ----                ----
                                                                   (pound)000          (pound)000
                                                                   ----------          ----------
      Trade debtors                                                  30,636              42,150
      Amounts owed by GEC associated companies                          790               3,284
      Amounts owed by parent and fellow GEC subsidiaries              1,498               4,805
      Other debtors                                                   6,070               7,628
      Prepayments and accrued income                                  9,367               7,977
      Corporation tax recoverable                                     8,215               5,828
      Overseas tax                                                      336                  62
                                                                   ------------------------------
                                                                     56,912              71,734
                                                                   ==============================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Amounts falling due after more than one year included above are:


                                                   1997               1996
                                                   ----               ----
                                             (pound)000         (pound)000
                                             ----------         ----------

      Other debtors                               4,662              5,145
      Prepayments                                   218                136
                                             -----------------------------
                                                  4,880              5,281
                                             =============================

12.   Creditors: amounts falling due within one year

                                                            1997           1996
                                                            ----           ----
                                                      (pound)000     (pound)000
                                                      ----------     ----------

      Bank overdraft                                      30,066          3,438
      Payments received on account                            78            503
      Trade creditors                                     17,232         34,822
      Amounts owed to GEC associated subsidiaries             --             --
      Amounts owed to parent                              67,828         77,351
      Amounts owed to fellow GEC subsidiaries                883            839
      Other taxation and social security                   2,174          2,359
      Accruals and deferred income                         8,641         10,916
      Obligations under finance leases                     2,385          2,388
      Government grants deferred                             129            129
      Overseas tax                                         1,387          1,712
                                                     ---------------------------
                                                         130,803        134,456
                                                     ===========================

13.   Creditors: amounts falling due after more than one year

                                                                   1997          1996
                                                                   ----          ----
                                                             (pound)000    (pound)000
                                                             ----------    ----------
      Government grants deferred                                  1,775         1,904
      Obligations under finance leases:
              Repayable in the 2nd to 5th years inclusive         7,137         6,596
              Repayable after 5 years                             2,181         4,189
                                                             ------------------------
                                                                 11,093        12,689
                                                             ========================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

14.   Provisions for liabilities and charges

                                           Other         Deferred
                                           -----         --------
                                         Provisions      Taxation        Total
                                         ----------      --------        -----
                                         (pound)000     (pound)000    (pound)000
                                         ----------     ----------    ----------

      At 1 April 1996                      7,264          10,665         17,929
      Utilised during the year            (2,426)             --         (2,426)
      Arising during the year                172           5,057          5,229
      Exchange rate adjustment              (262)             --           (262)
                                         ---------------------------------------
      At 31 March 1997                     4,749          15,722         20,471
                                         =======================================

                                           Other         Deferred
                                           -----         --------
                                         Provisions      Taxation        Total
                                         ----------      --------        -----
                                         (pound)000     (pound)000    (pound)000
                                         ----------     ----------    ----------

      At 1 April 1995                      5,851           3,658          9,509
      Utilised during the year            (1,528)             --         (1,528)
      Arising during the year              2,747           7,007          9,754
      Exchange rate adjustment               193                            193
                                         ---------------------------------------
      At 31 March 1996                     7,264          10,665         17,929
                                         =======================================

      Other Provisions primarily comprise redundancy, product liability and property costs.

      Deferred tax has been fully provided in the financial statements and comprises:

                                              1997            1996
                                              ----            ----
                                           (pound)000      (pound)000
                                           ----------      ----------

      Accelerated capital allowances         16,241          13,031
      Other timing differences                 (519)         (2,366)
                                           --------------------------
                                             15,722          10,665
                                           ==========================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

15.   Reconciliation of movements in invested equity

                                                                 1997            1996             1995
                                                                 ----            ----             ----
                                                              (pound)000      (pound)000       (pound)000
                                                              ----------      ----------       ----------
      Profit for the financial year                              5,629           12,909           5,668
      Exchange difference on translation of net assets          (3,235)             850            (418)
                                                               ----------------------------------------
      Net increase in invested equity                            2,394           13,759           5,250
      Opening invested equity                                  131,483          117,724         112,474
                                                               ----------------------------------------
      Closing invested equity                                  133,877          131,483         117,724
                                                               ========================================

      Included within opening invested equity above is a write off of goodwill amounting to (pound)7,696,000 which arose in PSL upon its formation in 1990.

16.   Reconciliation of movements in parent company funding

      GEC has provided interest free funding to PSL Group, the movements on this funding comprise:

                                                     1997            1996           1995
                                                     ----            ----           ----
                                                  (pound)000      (pound)000     (pound)000
                                                  ----------      ----------     ----------
      Capital/Fixed assets                              --          51,500          6,000
      Taxation amounts paid/(received)              (4,771)          2,018            110
      Other trading amounts advanced/(repaid)       (4,752)         (2,736)            --
                                                  -----------------------------------------
      Net transactions for the year                 (9,523)         50,782          6,110
      Opening balance                               77,351          26,569         20,459
                                                  -----------------------------------------
      Closing balance                               67,828          77,351         26,569
                                                  =========================================

17.   Capital commitments

                                                           1997          1996
                                                           ----          ----
                                                        (pound)000    (pound)000
                                                        ----------    ----------

      Future capital expenditure contracted for, but
      not provided for in the financial statements           5,562        17,947
                                                        ========================

18.   Contingent liabilities

                                1997         1996
                                ----         ----
                             (pound)000   (pound)000
                             ----------   ----------

      Letters of credit         98           759
                             =======================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

19.   Pensions

      Pension plan assets are held in trustee-administered funds independent of the Group's finances. The principal pension scheme, The GEC 1972 Plan ("the Plan"), is of the 'defined' benefit type. GEC reported in its 31 March 1997 Group accounts as follows:

      "The plan was last valued by a qualified independent actuary as at 5 April 1994, using the 'attained age' method. The main financial assumptions for the future were that the return on new investments would be 10 per cent per annum, that equity dividends would increase in the long-term by 5.5 per cent per annum, that increases in pensionable earnings due to inflation would average 7.5 per cent per annum, that present and future pensions would increase at the rate of 5 per cent per annum and State pensions by 6.5 per cent per annum.

      The accumulated assets of the Plan were sufficient to finance 107.5 per cent of the past service liabilities including provision for future inflation. The market value of the assets was(pound)3,799 million at the valuation date. On the advice of the actuary, for the four years ended 31 March 1995, no Company contributions were paid to the Plan. The actuary advised that Company contributions should recommence from 5 April 1995 and that the residual surplus at that date could be used to reduce the Company's contribution from the long-term annual rate of 253 per cent of members' contributions to 200 per cent."

      Subsequent to the issue of the GEC accounts, the Actuary has since reported that as at 5 April 1997 the assets of the scheme continued to exceed its liabilities.

      No amounts are included in the combined balance sheets in respect of either surpluses or deficits relating to pension schemes.

20.   Operating lease commitments

                                              Land & Buildings                             Other
                                              ----------------                             -----
                                           1997                1996                 1997                1996
                                           ----                ----                 ----                ----
                                     (pound)000          (pound)000           (pound)000          (pound)000
                                     ----------          ----------           ----------          ----------
Leases expiring:
    Within one year                          79                 120                  55                  48
    In two to five years                  1,286               1,405                  38                  76
    Over five years                         625                 393                 612                 672
                                     -----------------------------------------------------------------------
                                          1,990               1,918                 705                 796
                                     =======================================================================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

21.   Related party transactions

      PSL Group made sales to other subsidiaries of the GEC Group amounting to (pound)9,202,000 in the year to March 1997 ((pound)12,637,000 year to March 1996, (pound)13,782,000 year to March 1995). These sales are made on an arms length basis.

      The Group has also purchased goods and services from GEC group companies covering, amongst others, sub-contracted research and development activity, property rental and patent maintenance. GEC Head Office support on tax, legal and treasury matters has been provided without charge.

22. Reconciliation of operating profit to net cash inflow/(outflow) from operating activities

                                                                    1997           1996             1995
                                                                    ----           ----             ----
                                                                 (pound)000     (pound)000       (pound)000
                                                                 ----------     ----------       ----------
      Operating profit                                             6,582          20,005          11,943
      Depreciation charges                                        24,800          22,544          20,683
      (Profit) on sale of tangible fixed assets                     (210)         (2,068)            (39)
      (Increase)/decrease in stocks                                 (392)          1,601             (27)
      (Increase)/decrease in debtors                              15,150         (11,952)         (2,774)
      Increase/(decrease) in creditors                           (11,317)          7,475           4,042
      Increase/(decrease) in provisions                           (2,315)          1,213             878
                                                                 ------------------------------------------
      Net cash inflow/(outflow) from operating activities         32,298          38,818          34,706
                                                                 ==========================================

23.   Reconciliation of net cash flow to movement in net debt

                                                                               1997               1996                 1995
                                                                               ----               ----                 ----
                                                                         (pound)000         (pound)000           (pound)000
                                                                         ----------         ----------           ----------

          Increase/(decrease) in cash in the period                         (17,112)             2,575              (3,199)
          Cash inflow/(outflow) from (increase)/
          decrease in debt and lease financing                                1,467              1,359               1,219
                                                                         --------------------------------------------------
          Change in net debt resulting from cash flows                      (15,645)             3,934              (1,980)
          Translation differences                                            (1,534)               350                  20
                                                                         --------------------------------------------------
          Movement in net debt in the year                                  (17,179)             4,284              (1,960)
          Net debt at 1 April                                                (2,529)            (6,813)             (4,853)
                                                                         --------------------------------------------------
          Net debt at 31 March                                              (19,708)            (2,529)             (6,813)
                                                                         ==================================================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

24.   Analysis of changes in net debt

                                                 At 1 Apr           Cash          Exchange        At 31 Mar
                                                 --------           ----          --------        ---------
                                                   1996             Flow         Adjustment         1997
                                                   ----             ----         ----------         ----
                                                (pound)000       (pound)000      (pound)000      (pound)000
                                                ----------       ----------      ----------      ----------
Cash in hand and at bank                           14,082           9,516          (1,537)         22,061
Overdrafts                                         (3,438)        (26,628)             --         (30,066)
Finance debts due within one year                  (2,388)             --               3          (2,385)
Finance debts due after more than
one year                                          (10,785)          1,467              --          (9,318)
                                                -----------------------------------------------------------
                                                   (2,529)        (15,645)         (1,534)        (19,708)
                                                ===========================================================

                                                 At 1 Apr           Cash          Exchange        At 31 Mar
                                                 --------           ----          --------        ---------
                                                   1995             Flow         Adjustment         1996
                                                   ----             ----         ----------         ----
                                                (pound)000       (pound)000      (pound)000      (pound)000
                                                ----------       ----------      ----------      ----------
Cash in hand and at bank                           13,164             550             368          14,082
Overdrafts                                         (5,445)          2,025             (18)         (3,438)
Finance debts due within one year                  (2,388)             --              --          (2,388)
Finance debts due after more than one year
                                                  (12,144)          1,359              --         (10,785)
                                                -----------------------------------------------------------
                                                   (6,813)          3,934             350          (2,529)
                                                ===========================================================

                                                 At 1 Apr           Cash          Exchange        At 31 Mar
                                                 --------           ----          --------        ---------
                                                   1994             Flow         Adjustment         1995
                                                   ----             ----         ----------         ----
                                                (pound)000       (pound)000      (pound)000      (pound)000
                                                ----------       ----------      ----------      ----------
Cash in hand and at bank                           12,865             289              10          13,164
Overdrafts                                         (1,971)         (3,488)             14          (5,445)
Finance debts due within one year                  (2,384)             --              (4)         (2,388)
Finance debts due after more than one year
                                                  (13,363)          1,219              --         (12,144)
                                                -----------------------------------------------------------
                                                   (4,853)         (1,980)             20          (6,813)
                                                ===========================================================

25.   Subsequent event

      On 12 February 1998 The General Electric Company p.l.c. completed an agreement with Mitel Corporation for the sale of the PSL Group.

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

26.   Differences between UK and US generally accepted accounting principles

      PSL Group's combined financial statements have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP") which differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). The material differences as they apply to the Group are summarised below:

      (a)   Deferred Taxation

            Under UK GAAP, deferred taxation is only accounted for to the extent that it is probable that a liability or asset will arise in the foreseeable future. Under US GAAP, deferred taxation is accounted for on all temporary differences and a valuation allowance is established in respect of those deferred taxation assets where it is more likely than not that some portion will not be realised. In practice, PSL Group has booked full provision for deferred tax and no US GAAP difference arises. The tax adjustments on the tables below therefore relate solely to tax on the US GAAP adjustment.

      (b)   Pensions

            Significant differences exist between SSAP 24 pensions accounting for UK GAAP purposes and FAS 87 for US GAAP. Under SSAP 24, PSL Group's charge is based on the cash contributions required by GEC, based on actuarial advice; this is consistent with the treatment under FAS 87 for multi-employer schemes, hence no UK/US GAAP difference arises.


      (c)   Current assets and liabilities

            Current assets under UK GAAP include certain amounts which fall due after more than one year. Under US GAAP such assets would be classified separately as non-current assets.


      (d)   Goodwill

            Under UK GAAP, goodwill arising on the purchase of a business can be eliminated against reserves in the period of acquisition. Under US GAAP goodwill is capitalised and amortised over its estimated useful life not exceeding 40 years.


            The goodwill arising on the purchase of PSL Group by GEC in October 1989, which under US GAAP would be reflected in these financial statements, as well as goodwill on subsequent acquisitions of semiconductor businesses by PSL Group, has been capitalised and amortised for US GAAP purposes over 5 years, representing the estimated useful life of goodwill in this high technology industry.

            Due to the fact that all of the acquisitions which gave rise to goodwill in the PSL Group occurred prior to fiscal 1991, all such goodwill has been fully amortised prior to 1 April 1995 and therefore no difference exists between US and UK GAAP for the periods presented.

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      (e)   Lease space

            Under UK GAAP, costs associated with excess space are generally charged as incurred. Under US GAAP, provision is made for the present value of future costs of excess lease space net of probable sublease income.

      (f)   Stock compensation plans

            GEC operates a number of stock based compensation plans. Under UK GAAP PSL Group has not recognised any cost in respect of these plans since the costs have not been recharged by GEC.

            Under US GAAP the application of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" results in a charge in respect of PSL Group employees.

      (g)   Effect on net income of differences between UK GAAP and US GAAP

                                                               31 Mar 1997    31 Mar 1996
                                                               -----------    -----------
                                                               (pound)000     (pound)000
                                                               ----------     ----------
            Profit for the financial year in accordance
            with UK GAAP                                         5,629          12,909
            US GAAP adjustments:
                Lease space cost                                    --            (680)
                Share option scheme cost                          (270)           (270)
                Deferred tax @ 33%                                  90             314
                                                               --------------------------
            Net income in accordance with US GAAP                5,449          12,473
                                                               ==========================

      (h)   Effect on invested equity of differences between UK GAAP and US GAAP

                                                              31 Mar 1997     31 Mar 1996
                                                              -----------     -----------
                                                              (pound)000      (pound)000
                                                              ----------      ----------
            Invested equity in accordance with UK GAAP         133,877          131,483
            US GAAP adjustments:
                Lease space provision                             (680)            (680)
                Share option scheme provision                   (1,870)          (1,600)
                Deferred tax @ 33%                                 842              752
                                                               --------------------------
            Invested equity in accordance with US GAAP         132,169          129,955
                                                               ==========================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                               1997
                                                               ----
                                                            (pound)000
                                                            ----------
            Changes in US GAAP invested equity for the
            year ended 31 March 1997 are as follows:
                Invested equity at 1 April 1996              129,955
                Net income for the period                      5,449
                Dividends                                         --
                Exchange rate differences                     (3,235)
                                                            ----------
            Invested equity at 31 March 1997                 132,169
                                                            ==========
      (i)   Cost of sales

            Under US GAAP presentation, the figure for cost of goods sold applicable to revenues in the combined profit and loss accounts would be:


                                  1997               1996              1995
                                  ----               ----              ----
                               (pound)000         (pound)000        (pound)000
                               ----------         ----------        ----------

            Cost of sales       108,839             129,980           106,857

      (j)   Combined statement of cash flows

            The Group's consolidated statement of cash flows is prepared in accordance with Financial Reporting Standard No. 1 (Revised) (FRS 1) and presents substantially the same information as that required under US GAAP. However, there are certain differences in classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents between UK and US GAAP.

            Cash flows from (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) capital expenditure and financial investment; (v) acquisitions and disposals; (vi) management of liquid resources; and (vii) financing activities are presented separately under UK GAAP. However, US GAAP only requires presentation of cash flows from three activities; (i) operating, (ii) investing and (iii) financing.

            Cash flows from taxation on investments and servicing of finance are, with the exception of dividends paid and interest paid but capitalised, included as operating activities under US GAAP. The payment of dividends is included under financing activities and capitalised interest is included under investing activities for US GAAP purposes.

            Cash flows from taxation are included as operating activities under US GAAP.

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

            Cash flows from capital expenditure and financial investment as well as cash flows from acquisitions and disposals are included as investing activities under US GAAP.

            Cash flows from the management of liquid resources are included in the overall cash movement since liquid resources are considered cash equivalents under US GAAP.

            Cash, for purposes of cash flow under UK GAAP, includes bank overdrafts but excludes liquid resources. Under US GAAP bank overdrafts are considered loans and the movements thereon are included in financing activities; liquid resources are considered cash equivalents and the movements thereon are included in the overall cash movement.

            The following table summarises the statement of cash flows for the Group as if they had been presented in accordance with US GAAP and include the adjustments which reconcile cash and cash equivalents under US GAAP to cash and cash equivalents under UK GAAP.

                                                                          1997       1996        1995
                                                                          ----       ----        ----
              Net cash flow from operating activities                    33,406     37,170      32,780
              Net cash used in investing activities                     (39,528)   (84,018)    (38,944)
              Net cash provided by financing activities                  15,635     47,416       6,443
                                                                         -----------------------------
              Net increase in cash and cash equivalents
              under US GAAP                                               9,513        568         279
              Effects of exchange rates on cash and cash
              equivalents                                                (1,534)       350          20
              Cash and cash equivalents under US GAAP at
              beginning of year                                          14,082     13,164      12,865
                                                                         -----------------------------

              Cash and cash equivalents under US GAAP
              at end of year                                             22,061     14,082      13,164
                                                                         =============================

27.   Companies Act 1985

      These combined financial statements do not constitute "statutory accounts" within the meaning of the Companies Act 1985 for any of the periods presented. Separate single company statutory accounts for each of the individual companies included within PSL Group have been prepared in accordance with local legal requirements where required to be prepared.

      These combined financial statements exclude certain parent company statements and other information required by the Companies Act 1985. However, they include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the profit and loss account and balance sheet items.

PLESSEY SEMICONDUCTORS GROUP
COMBINED PROFIT AND LOSS ACCOUNTS
FOR THE 9 MONTHS ENDED 31 DECEMBER 1997 AND 1996
(UNAUDITED)
--------------------------------------------------------------------------------

                                                                        9 months ended
                                                                        --------------
                                                                          31 December
                                                                          -----------
                                                                      1997             1996
                                                                      ----             ----
                                                                (pound)000       (pound)000
                                                                ----------       ----------
Turnover - Continuing operations                                   133,539          163,695

Change in stocks of finished goods and in work-in-progress           2,451             (247)
Raw materials and consumables                                      (25,936)         (31,070)
Staff costs                                                        (52,031)         (56,517)
Depreciation                                                       (24,671)         (18,223)
Hire of plant and machinery                                           (891)          (1,047)
Other operating charges                                            (46,045)         (50,577)
                                                                ----------------------------
Operating profit - continuing operations                           (13,584)           6,014
Net interest receivable                                                473              409

Profit/(loss) on ordinary activities before taxation               (13,111)           6,423
Taxation                                                             4,415           (2,091)
                                                                ----------------------------
Profit for the period                                               (8,696)           4,332
Dividends paid                                                        (141)              --

                                                                ----------------------------
Retained profit/(loss)                                              (8,837)           4,332
                                                                ----------------------------

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

Profit for the period attributable to shareholders                  (8,837)           4,332
Exchange differences on translation of net assets                   (1,356)          (2,980)

                                                                ----------------------------
Total gains/(losses) recognised                                    (10,193)           1,352
                                                                ============================

PLESSEY SEMICONDUCTORS GROUP
COMBINED BALANCE SHEET
AS AT 31 DECEMBER 1997
(UNAUDITED)
--------------------------------------------------------------------------------

                                                            31 December         31 March
                                                            -----------         --------
                                                                   1997             1997
                                                                   ----             ----
                                                             (pound)000       (pound)000
                                                             ----------       ----------
Fixed Assets                                                    169,856          182,343

Current Assets

Stocks                                                           39,313           34,928
Debtors                                                          56,469           56,912
Cash at bank and in hand                                         17,258           22,061
                                                             ---------------------------
                                                                113,040          113,901
                                                             ---------------------------
Current Liabilities

Creditors: amounts falling due within one year                 (128,523)        (130,803)

                                                             ---------------------------
Net Current Liabilities                                         (15,483)         (16,902)
                                                             ---------------------------

Total Assets Less Current Liabilities                           154,373          165,441

Creditors: amounts falling due after more than one year          (9,325)         (11,093)

Provisions for liabilities and charges                          (21,364)         (20,471)
                                                             ---------------------------
                                                                123,684          133,877
                                                             ===========================

Invested equity                                                 123,684          133,877
                                                             ===========================

PLESSEY SEMICONDUCTORS GROUP
COMBINED STATEMENT OF CASH FLOWS
FOR THE 9 MONTH PERIOD ENDED 31 DECEMBER 1997 AND 1996
(UNAUDITED)
--------------------------------------------------------------------------------

                                                                9 months ended
                                                                --------------
                                                                  31 December
                                                                  -----------
                                                              1997            1996
                                                              ----            ----
                                                        (pound)000      (pound)000
                                                        ----------      ----------
Net cash inflow from operating activities                   10,461           7,355

Returns on investments and servicing
of finance
Interest received                                              927             899
Interest element of finance lease rental payments             (454)           (490)
                                                            -----------------------

Net cash inflow for returns on investment
and servicing of finance                                       473             409
                                                            -----------------------

Taxation                                                      (554)         (2,406)

Capital expenditure and financial investment
Purchase of tangible fixed assets                          (12,947)        (27,627)
Sale of tangible fixed assets                                  400             856
                                                            -----------------------

Net cash outflow from capital expenditure                  (12,547)        (26,771)
and financial investment
                                                            -----------------------

Equity dividends paid                                         (141)             --

Financing

Capital element of finance lease rental payments            (1,768)         (1,724)
Parent company transactions, net                              (838)            889
                                                            -----------------------
Net cash outflow from financing                             (2,606)           (835)
                                                            -----------------------
Decrease in cash in the year                                (4,914)        (22,248)
                                                            =======================

PLESSEY SEMICONDUCTORS GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(UNAUDITED)
--------------------------------------------------------------------------------

1. In the opinion of Management, the unaudited combined financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at December 31, 1997 and the results of operations and the changes in financial position for the nine month period ended December 31, 1997 in accordance with accounting principles generally accepted in the United Kingdom.

      These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended March 31, 1997.

2. Due to the cyclical nature of the business, the results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

3.    Accounting Principles

      PSL Group's combined financial statements have been prepared in accordance with UK GAAP. Material differences to US GAAP have been fully explained in
      Note 26 to the three years combined financial statements.

      No major changes to accounting policies or procedures resulting in any material changes have been effected in the nine month period to December 31, 1997.

4.    Subsequent Events

      On 12 February 1998 The General Electric Company p.l.c. completed an agreement with Mitel Corporation for the sale of the PSL Group.

5.    Effect on net income of differences between UK GAAP and US GAAP


                                                                      9 months ended
                                                                      --------------
                                                               31 Dec 1997    31 Dec 1996
                                                               -----------    -----------
                                                               (pound)000     (pound)000
                                                               ----------     ----------
            Profit (loss) for the financial year in
            accordance with UK GAAP                              (8,696)         4,332

            US GAAP adjustments:
                Share option scheme cost                           (203)          (203)
                Deferred tax @ 33%                                   67             67
                                                               --------------------------
            Net income in accordance with US GAAP                (8,832)         4,196
                                                               ==========================

Effect on invested equity of differences between UK GAAP and US GAAP

                                                              31 Dec 1997     31 Mar 1996
                                                              -----------     -----------
                                                              (pound)000      (pound)000
                                                              ----------      ----------
            Invested equity in accordance with UK GAAP         123,684          133,877
            US GAAP adjustments:
                Lease space provision                             (680)            (680)
                Share option scheme provision                   (2,073)          (1,870)
                Deferred tax @ 33%                                 909              842
                                                               -------------------------
            Invested equity in accordance with US GAAP         121,840          132,169
                                                               ==========================


                                                                  1997
                                                                  ----
                                                               (pound)000
                                                               ----------
            Changes in US GAAP invested equity for the 9
            months ended 31 December 1997 are as follows:
                Invested equity at 1 April 1997                 132,169
                Net income (loss) for the period                 (8,832)
                Dividends                                          (141)
                Exchange rate differences                        (1,356)
                                                               ----------
            Invested equity at 31 December 1997                 121,840
                                                               ==========

            Cost of sales

            Under US GAAP presentation, the figure for cost of goods sold applicable to revenues in the combined profit and loss accounts would be:


                                                             9 months ended
                                                             --------------
                                                             31 Dec 1997      31 Dec 1996
                                                             -----------      -----------
                                                              (pound)000       (pound)000
                                                             -----------      -----------
            Cost of sales                                        68,870          82,759
                                                             ============================

                                Mitel Corporation
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 26, 1997
                        (in millions of Canadian dollars)
                                   (UNAUDITED)

                                                           Plessey        Pro Forma
                                              Mitel     Semiconductors   Adjustments -           Pro Forma
                                           Corporation      Group             Net     Note 3     Combined
                                           -----------  --------------   ------------ ------     ---------
ASSETS
Current assets:
  Cash and short-term investments           $  139.9      $   41.2          $ (41.2) b        $    139.9
  Accounts receivable                          182.5          68.9             (0.2) b             251.2
  Inventories                                   96.3          94.0            (25.0) b,d           165.3
  Prepaid expenses and other                    11.2          20.6             (7.1) d              24.7
                                            --------      --------          -------           ----------
                                               429.9         224.7            (73.5)               581.1
Capital and other assets                       227.5         417.0            (60.8) c,d           583.7
                                            --------      --------          -------           ----------
                                            $  657.4      $  641.7          $(134.3)          $  1,164.8
                                            ========      ========          =======           ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                         $  175.2      $  138.1          $   2.7  a,b,e    $    316.0
Long-term debt                                  58.8         180.9            161.5  a, b          401.2
Deferred income taxes                           10.1          37.6            (13.4) d              34.3
                                            --------      --------          -------           ----------
                                               244.1         356.6            150.8                751.5
                                            --------      --------          -------           ----------
Shareholders' equity:
  Capital stock
    Preferred shares                            37.2          --                 --                 37.2
    Common shares                              155.2          --                 --                155.2
  Contributed surplus                           32.3          --                 --                 32.3
  Retained earnings                            178.9          --                 --                178.9
  Invested equity                               --           285.1           (285.1) b                --
  Translation account                            9.7          --                 --                  9.7
                                            --------      --------          -------           ----------
                                               413.3         285.1           (285.1)               413.3
                                            --------      --------          -------           ----------
                                            $  657.4      $  641.7          $(134.3)          $  1,164.8
                                            ========      ========          =======           ==========

These Pro Forma Condensed Consolidated Financial Statements are prepared on the basis set out in the accompanying notes.

                                Mitel Corporation
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       Nine Months Ended December 26, 1997
                        (in millions of Canadian dollars)
                                   (UNAUDITED)

                                                                          Plessey
                                                       Mitel           Semiconductors        Pro Forma            Pro Forma
                                                    Corporation            Group            Adjustments Note 3     Combined
                                                    -----------        --------------       ----------- ------    ---------
Revenue
  Products                                           $   542.1           $   304.9           $    (4.4) b        $   842.6
  Service                                                 60.4                  --                  --                60.4
                                                     ---------           ---------           ---------           ---------
                                                         602.5               304.9                (4.4)              903.0
                                                     ---------           ---------           ---------           ---------
Cost of sales (excluding amortization):
  Products                                               262.1               157.3                  --               419.4
  Service                                                 37.0                  --                  --                37.0
                                                     ---------           ---------           ---------           ---------
                                                         299.1               157.3                  --               456.4
                                                     ---------           ---------           ---------           ---------
Gross margin                                             303.4               147.6                (4.4)              446.6
Expenses:
  Selling and administrative                             162.8                42.0                  --               204.8
  Research and development                                51.4                80.3                (4.4) b            127.3
  Investment tax credits related to prior
    years' research and development                      (26.8)                 --                  --               (26.8)
  Amortization                                            28.5                56.3                (6.8) c,d           78.0
                                                     ---------           ---------           ---------           ---------
                                                         215.9               178.6               (11.2)              383.3
                                                     ---------           ---------           ---------           ---------
Operating income (loss)                                   87.5               (31.0)                6.8                63.3
Interest income                                            3.9                 1.1                  --                 5.0
Interest expense                                          (2.9)                 --               (20.3) e            (23.2)
                                                     ---------           ---------           ---------           ---------
Income (loss) before income taxes                         88.5               (29.9)              (13.5)               45.1
Income tax recovery (expense)                            (21.4)               10.1                 2.1  f             (9.2)
                                                     ---------           ---------           ---------           ---------
Net income (loss) for the period                     $    67.1           $   (19.8)          $   (11.4)          $    35.9
                                                     =========           =========           =========           =========
Net income (loss) for the period
  attributable to common shareholders
  after preferred share dividends                    $    64.7           $   (19.8)          $   (11.4)          $    33.5
                                                     =========           =========           =========           =========
Net income per common share:
  Basic                                              $    0.60           $   (0.18)          $   (0.11)          $    0.31
                                                     =========           =========           =========           =========
  Fully diluted                                      $    0.59           $   (0.18)          $   (0.10)          $    0.31
                                                     =========           =========           =========           =========

These Pro Forma Condensed Consolidated Financial Statements are prepared on the basis set out in the accompanying notes.

                                Mitel Corporation
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                            Year Ended March 28, 1997
                        (in millions of Canadian dollars)
                                   (UNAUDITED)

                                                                          Plessey
                                                        Mitel          Semiconductors         Pro Forma             Pro Forma
                                                     Corporation            Group            Adjustments  Note 3     Combined
                                                     -----------            -----            -----------  ------     --------
Revenue
  Products                                           $   625.0           $   465.5           $      (8.1) b        $   1,082.4
  Service                                                 70.5                --                    --                    70.5
                                                     ---------           ---------           -----------           -----------
                                                         695.5               465.5                  (8.1)              1,152.9
                                                     ---------           ---------           -----------           -----------
Cost of sales (excluding amortization):
  Products                                               297.4               234.7                  --                   532.1
  Service                                                 47.0                --                    --                    47.0
                                                     ---------           ---------           -----------           -----------
                                                         344.4               234.7                  --                   579.1
                                                     ---------           ---------           -----------           -----------
Gross margin                                             351.1               230.8                  (8.1)                573.8
Expenses:
  Selling and administrative                             208.4                64.2                  --                   272.6
  Research and development                                56.5                99.4                  (8.1) b              147.8
  Investment tax credits related to prior
    years' research and development                      (11.7)               --                    --                   (11.7)
  Restructuring and other charges                         13.0                --                    --                    13.0
  Amortization                                            33.5                53.0                  (8.5) c,d             78.0
                                                     ---------           ---------           -----------           -----------
                                                         299.7               216.6                 (16.6)                499.7
                                                     ---------           ---------           -----------           -----------
Operating income                                          51.4                14.2                   8.5                  74.1
Investment and interest income                             9.6                 1.6                  --                    11.2
Interest expense                                          (2.4)               --                   (27.6) e              (30.0)
                                                     ---------           ---------           -----------           -----------
Income (loss) before income taxes                         58.6                15.8                 (19.1)                 55.3
Income tax recovery (expense)                            (20.6)               (3.7)                  3.0  f              (21.3)
                                                     ---------           ---------           -----------           -----------
Net income (loss) for the year                       $    38.0           $    12.1           $     (16.1)          $      34.0
                                                     =========           =========           ===========           ===========
Net income (loss) for the year
  attributable to common shareholders
  after preferred share dividends                    $    34.8           $    12.1           $     (16.1)          $      30.8
                                                     =========           =========           ===========           ===========
Net income per common share:
  Basic                                              $    0.32           $    0.12           $     (0.15)          $      0.29
                                                     =========           =========           ===========           ===========
  Fully diluted                                      $    0.32           $    0.11           $     (0.15)          $      0.28
                                                     =========           =========           ===========           ===========

These Pro Forma Condensed Consolidated Financial Statements are prepared on the basis set out in the accompanying notes.

                                Mitel Corporation
       NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                December 26, 1997
            (in millions of Canadian dollars, unless otherwise noted)
                                   (UNAUDITED)

1.    Basis of Presentation

      On February 12, 1998, Mitel Corporation (the "Company") and certain of its wholly owned subsidiaries acquired 100 percent of the capital stock of four affiliated entities which, together with their respective subsidiaries, comprise the Plessey Semiconductors Group ("Plessey") from The General Electric Company, p.l.c. ("GEC"), for a total consideration of US $225.0 in cash. The acquisition was financed with US $310.0 of senior secured credit facilities consisting of: (i) a 5 year Tranche A term loan amounting to US $85.0 with an interest rate of LIBOR (London Inter Bank Offer Rate) plus 2 percent; (ii) a 6 year Amortization Extended Term Loan (AXEL(SM)*) Series B amounting to US $150.0 with an interest rate of LIBOR plus 2.25 percent; and (iii) a 5 year revolving credit facility amounting to US $75.0 with an interest rate of LIBOR plus 2 percent that was unused at closing and was available for general corporate purposes.

      The Pro Forma Condensed Consolidated Balance Sheet reflects the acquisition using the purchase method as at December 26, 1997. The net assets acquired on February 12, 1998, the date of acquisition, at approximate fair value, are as follows:

Current assets                               $ 135.7
Capital assets                                 354.3
Other assets                                    10.9
                                             -------
Total assets                                   500.9
                                             -------

Current liabilities                            139.9
Long term debt                                  23.5
Deferred income taxes                           13.9
                                             -------
Total liabilities                              177.3
                                             -------
Total net assets                             $ 323.6
                                             =======
Cash consideration                           $ 323.6
                                             =======

* AXEL is a registered service mark of Goldman, Sachs & Co.

      In the opinion of Management, the unaudited Pro Forma Condensed Consolidated Financial Statements reflect all adjustments, which consist only of normal and recurring adjustments, and adjustments giving effect to the acquisition based on the assumptions described in Note 3, necessary to present fairly the financial position at December 26, 1997 and the results of operations for the nine month period ended December 26, 1997, in accordance with accounting principles generally accepted in Canada. (See also Note 4).

      The Pro Forma Condensed Consolidated Statement of Income for the nine months ended December 26, 1997 has been prepared from the unaudited consolidated statement of income of the Company for the nine months ended December 26, 1997 and the unaudited combined statement of profit and loss accounts of Plessey for the nine months ended December 31, 1997, giving effect to the acquisition based on the assumptions described in Note 3 below.

      The Pro Forma Condensed Consolidated Statement of Income for the year ended March 28, 1997 has been prepared from the consolidated statement of income of the Company for the year ended March 28, 1997 and the combined statement of profit and loss accounts of Plessey for the year ended March 31, 1997, giving effect to the acquisition based on the assumptions described in Note 3.

      The Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the results of operations which would have been attained had the acquisition taken place on March 30, 1996 or which may be attained in the future. The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended March 28, 1997, and the combined financial statements of Plessey for the year ended March 31, 1997.

      The financial information presented under the Plessey Semiconductors Group column of the Pro Forma Condensed Consolidated Financial Statements was classified in conformance with the presentation adopted by the Company. The Plessey Pro Forma financial information was translated using the current rate method of foreign currency translation. In addition, the Pro Forma adjustments have given effect to significant differences between Canadian and UK generally accepted accounting principles.

2.    Significant Accounting Policies

      The accounting policies followed in preparing the Pro Forma Condensed Consolidated Financial Statements are those used by the Company and Plessey as set out in the consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K as at and for the year ended March 28, 1997, the Company's unaudited interim financial statements as at and for the nine months ended December 26, 1997 and the combined financial statements of Plessey as at and for the year ended March 31, 1997.

3.    Pro Forma Assumptions

            Balance Sheet:

            (a) The acquisition and associated financing occurred on December 26, 1997.

            (b) Adjustments to eliminate shareholders' equity of Plessey including the elimination of inter-company balances with GEC which were settled immediately prior to the acquisition and for an operating facility which was excluded as part of the acquisition and retained by the seller.

            (c) Debt issue costs of $10.8 associated with the acquisition's financing were capitalized as a deferred charge.

            (d) Adjustments pertaining to the allocation of fair values and negative goodwill.

            (e) Adjustments pertaining to the estimated transaction and integration costs amounting to $57.6. The allocation of the purchase price and the Company's estimate of the integration and transaction costs is not complete. Accordingly, this allocation and the Company's estimate may be adjusted subsequently.

            Income Statements:

            (a) The acquisition and associated financing occurred on March 30, 1996.

            (b) Adjustment to reclassify certain revenue and expenses to conform with Company practice.

            (c) Adjustment for depreciation associated with a facility which was excluded as part of the acquisition and retained by the seller.

            (d) Adjustment to proportionately amortize negative goodwill arising on the acquisition over the life of the assets to which it was allocated.

            (e) Adjustments related to amortization of debt issue costs over the life of the debt and to interest expense incurred on the debt.

            (f) Adjustment to income tax expense of the pro forma combined group based on the Company's historical effective income tax rate.

            (g) The pro forma combined information does not include the operating savings or synergies anticipated as a result of the combined operations.

4.    United States Accounting Principles

      The Pro Forma Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP) which, in the case of the Company, conform in all material respects with those in the United States (U.S. GAAP) and with the requirements of the Securities and Exchange Commission (SEC), except as fully described in the notes to the Company's consolidated financial statements contained in the Company's Annual Report on Form 10-K as at and for the year ended March 28, 1997 and the unaudited interim financial statements as at and for the nine months ended December 26, 1997.

      The following table reconciles net income as reported on the Pro Forma Condensed Consolidated Statement of Income to the net income that would have been reported had the financial statements been prepared in accordance with US GAAP and the requirements of the SEC:

                                                                              Nine Months             Year
                                                                                 Ended               Ended
                                                                                Dec. 26,           March 28,
                                                                                  1997                1997
                                                                               ---------           ---------
Net income in accordance with Canadian GAAP                                    $    35.9           $    34.0
Write off of in-process R&D                                                         (2.7)                 --
Amortization of acquired in-process R&D                                              0.1                  --
Effect of deferral accounting related to foreign exchange contracts                 (9.8)               (7.2)
Adjustment to deferred income taxes                                                 (0.5)               10.2
                                                                               ---------           ---------
U.S. GAAP and SEC requirements:
Net income for the period                                                      $    23.0           $    37.0
Less: dividends on cumulative preferred shares                                       2.4                 3.2
                                                                               ---------           ---------
Adjusted net income                                                            $    20.6           $    33.8
                                                                               =========           =========
Net income per common share
   Basic                                                                       $    0.19           $    0.32
                                                                               =========           =========
   Diluted                                                                     $    0.19           $    0.31
                                                                               =========           =========
Weighted average shares (millions)                                                 107.6               107.3
Weighted average shares on conversion of stock options                               1.1                 1.2
                                                                               ---------           ---------
Adjusted weighted average shares and share equivalents (millions)                  108.7               108.5
                                                                               =========           =========

      Pro Forma Condensed Consolidated Balance Sheet, as at December 26, 1997, in conformity in all material respects with U.S. GAAP and SEC requirements would be as follows:

Cash                                                             $ 64.5
Short-term investments                                             75.4
Prepaid expenses and other                                         29.5
Capital assets                                                    586.0
Current liabilities                                               329.8
Redeemable preferred shares                                        34.4
Common shares                                                     601.1
Contributed surplus                                                 2.5
Deficit                                                          (241.1)

5.    Subsequent Event

      On April 16, 1998, the Company announced that it entered into an agreement to acquire certain assets of the Customer Premises Equipment (CPE) Business Unit of Centigram Communications Corporation for cash consideration of US$22.0. The Company will also purchase receivables and inventories related to that business for approximately US$4.0 in cash. The acquisition is expected to close in the second quarter of the calendar year 1998. The purchase will be accounted for by application of the purchase method, in which the results of operations of the CPE Business Unit are included in the Company's accounts from the date of acquisition.

      Centigram's CPE Business Unit, based in San Jose, California, provides productivity-enhancing, enterprise-wide messaging solutions to organizations around the world through a broad network of distributors and agents.


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